CREDIT AGREEMENT
                                   (ILX ESOP)

     THIS CREDIT AGREEMENT ("Agreement") is entered into as of August 12, 1999, by and between Patrick J. McGroder, III, Nancy J. Stone, and James M. Myers, in their capacity as Trustees for the ILX Resorts Incorporated Employee Stock Ownership Plan and Trust, whose address is 2111 East Highland Avenue, Suite 210, Phoenix, AZ 85016 ("Borrower"), and LITCHFIELD FINANCIAL CORPORATION, a Massachusetts corporation whose address is 13701 West Jewell Avenue, Suite 202, Lakewood, CO 80228 ("Lender"), under the following facts:

                                R E C I T A L S:

     A. Borrower is the Trustee of the ILX Resorts Incorporated Employee Stock Ownership Plan and Trust. Borrower has requested that Lender extend a line of credit to Borrower in the amounts and for the purposes set forth below.

     B. Pursuant to the terms and conditions hereinafter set forth, Lender agrees to establish a line of credit in favor of Borrower in maximum principal amount of $500,000.00, to be secured by certain collateral now owned or hereafter acquired as hereinafter set forth.

                              A G R E E M E N T S:

     In  consideration  of  the  foregoing  Recitals,   and  the  covenants  and
agreements hereinafter set forth, the legal adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree:

     1. DEFINITIONS. In addition to the definitions set forth elsewhere in this Agreement, the following terms shall have the following meanings unless otherwise agreed.

          1.1 "ADMINISTRATIVE COMMITTEE". The committee appointed by ILX Resorts Incorporated ("ILX" or "Guarantor") pursuant to Section 10.02 of the Plan (as hereinafter defined).

          1.2 "ADVANCE". Means funding of a portion of the Line or Loan by Lender.

          1.3 "BORROWING PERIOD". The period of time during which Lender will make an Advance to or for the benefit of Borrower pursuant to the terms hereof, commencing on the date first set forth above and ending June 30, 2000.

          1.4 "CODE". The Internal Revenue Code of 1986 as amended.


          1.5 "COVERAGE RATIO". The ratio of the value (as shown in the reported closing price as quoted by the American Stock Exchange) of the Stock and other cash, cash equivalents or other collateral deposited by ILX with, and acceptable tot he Lender, in its discretion as collateral for the Loan to the outstandign principal balance of the Loan. At all times, the Coverage Ratio shall be no less than 1.25. If, at any point in time the Coverage Ratio is less than 1.25, within ten (10) days of Lender's written notice to Borrower and ILX, the Coverage Ratio shall be restored to no less than 1.25 by either a principal pre-payment of the Loan or by ILX's deposit of additional collateral with Lender in the form of cash or cash equivalent securities or other collateral acceptable to Lender in its discretion so as to restore the Coverage Ratio to not less than 1.25. By its execution hereof ILX hereby grants Lender a first and prior duly perfected security interest in any collateral delivered to Lender in order to maintain the Coverage Ratio, and ILX agrees to execute such other documents and perform such other acts as may be necessary or convenient to the perfection of Lender's security interest on any such additional collateral including, without limitation, the delivery of any such additional collateral to Lender. Without limiting the foregoing, in the event any such additional collateral consists of promissory notes or accounts, ILX will endorse same to Lender with recourse and deliver same to Lender and ILX agrees to execute the Pledge Agreement appended hereto as EXHIBIT B-2 and the Irrevocable Limited Power of Attorney appended hereto as EXHIBIT G-2. In addition, ILX shall execute and file UCC-1 financing statements as necessary or appropriate to perfect Lender's security interest. Any accounts assigned to Lender shall be serviced by Concord Servicing Corporation ("Concord") pursuant to the terms of that certain April 9, 1996 Agreement by and between Concord, ILX, ILE Sedona Incorporated, Los Abrigados Partners Limited Partnership, and Lender. ILX and Lender will provide Concord written advice in this regard in the form appended hereto as EXHIBIT H, and in the event of an uncured Event of Default, Lender shall have the right to direct Concord to pay to Lender all payments received by Concord with respect to any such pledged accounts. All fees of Concord as a result of ILX's pledge of accounts to Lender (including, without limitation, Concord's fees for providing reports to Lender and Concord's fees for servicing the subject accounts) shall be paid by ILX. Lender shall use reasonable care and due diligence in connection with its possession of any such additional collateral provided, however, that Lender shall have no liability of any nature to ILX in connection with its possession of any such additional collateral unless damages associated with Lender's loss or holding of the additional collateral constitutes gross negligence or wilful misconduct. Upon payment in full of the Indebtedness after the conclusion of the Borrowing Period, Lender shall return any such additional collateral delivered to it by ILX to ILX. In the event any such additional collateral comprises, in Lender's discretion, accounts payable to ILX, any such accounts shall be endorsed by Lender to ILX without recourse at the time of Lender's delivery of same to ILX.

          1.6 "ERISA". The Employee Retirement Employment Security Act of 1974, as amended.

          1.7 "GUARANTOR". ILX Resorts Incorporated, an Arizona corporation. ILX is the "Employer" designated in the Plan. By its execution hereof, ILX commits to make Contributions (as defined in the Plan) to the Plan in amounts necessary to amortize the principal and interest payments due under the Loan contemplated hereby.

          1.8  "INDEBTEDNESS".  All sums and other obligations owed to Lender by
     Borrower   whether  under  this   Agreement  or  any  other  Loan  Document
     (including, without limitation, the Line Note) or otherwise.

          1.9 "INTEREST RATE". Refers to the rate of interest due and owing from Borrower to Lender, on the outstanding portion of the Loan, from time to time. The "Regular Interest Rate" or "Regular Rate" refers to the interest rate due and owing prior to an Event of Default. The Regular Interest Rate shall be the Prime Rate plus 2.5% (but in no event less than 10.5%). The "Default Interest Rate" or "Default Rate" shall mean the rate of interest charged on and after an Event of Default has occurred. The Default Interest Rate shall be the Regular Rate plus 6%. Provided, however, that in no event shall the Regular Rate or the Default Rate exceed the highest rate of interest permitted by law. The Interest Rate shall be adjusted with each change in the Prime Rate from and after the date of the first Advance. Provided, however, that no adjustment that results in a decrease in the Interest Rate shall take effect during any period during which Borrower is in default under the terms of the Line Note, this Agreement, or any other Loan Document. Any such decrease shall not become effective until the first day of the month following the date that all such defaults have been cured. After cure of all defaults, the Interest Rate shall revert to the Regular Interest Rate effective the first day of the month following the cure of all defaults.

          1.10 "INVESTMENT MANAGER". The agent of the Administrative Committee appointed pursuant to Section 10.03(a) of the Plan.

          1.11 "LOAN OR LINE DOCUMENTS". All documents executed by Borrower, Lender, Guarantor, or third parties, or any of them, in connection with the Loan more fully described herein, including but not limited to this Credit

     Agreement, the Line Note, the Pledge Agreement, the Guaranty and UCC-1 Financing Statements.

          1.12 "PLAN". The ILX Resorts Incorporated Employee Stock Ownership Plan and Trust as established by that certain document entitled ILX Resorts Incorporated Employee Stock Ownership Plan and Trust dated April 9, 1999 (effective January 1, 1999) as may be amended from time to time.

          1.13 "PLAN YEAR". January 1 through December 31 or such other 12-month period as may be specified in the Plan as the Plan Year.

          1.14 "PRIME RATE". Prime Rate means the highest rate of interest published by THE WALL STREET JOURNAL as the base rate on corporate loans at large United States money center commercial banks. If THE WALL STREET JOURNAL (or any successor) ceases to exist or ceases to publish a comparable Prime Rate, Lender will choose a new index which is based on comparable information.

          1.15 "RELEASE FEE". A principal and/or interest payment on the Loan made by Borrower to Lender in order to secure Lender's release of its security interest in one or more shares of Stock pledged to Lender pursuant to paragraph 7.1, below, in order to allocate said share(s) of Stock to a participant in the Plan.

          1.16 "STOCK". Common stock issued by ILX Resorts Incorporated which is readily tradeable on the American Stock Exchange, the New York Stock Exchange or other established securities market approved by Lender, and which otherwise qualifies as "company stock" within the meaning of the Plan.

          1.17 "STOCK PRICE". The average price per share of Stock purchased by Borrower with the proceeds of the Loan.

          1.18 "TRANSFER AGENT". Harris Trust and Savings Bank or its successor, acting as the Transfer Agent for the common and unexchanged Stock of ILX Resorts Incorporated.

          1.19 "TRUST". ILX Resorts Incorporated Employee Stock Ownership Trust as established pursuant to the Plan.

          1.20 "TRUSTEE". The Trustee or Trustees of the Plan including the Trustees executing this Agreement and any Successor Trustee appointed pursuant to the Plan.

     2. LOAN. Upon the terms and conditions contained herein, Lender hereby agrees to extend credit to Borrower in a sum not to exceed $500,000.00 (the "Line" or "Loan"). At Borrower's request, Lender may increase the foregoing $500,000.00 Line in its sole discretion,

     3. LOAN DOCUMENTS; SECURITY. Concurrently herewith, Borrower shall execute a promissory note (the "Line Note") in the face amount of $500,000.00, in the form attached hereto as EXHIBIT A. The Indebtedness (including, without limitation, that portion evidenced by the Line Note) shall be secured, INTER ALIA, by a collateral assignment of the Stock that was purchased with the proceeds of the Loan pursuant to the Pledge Agreement appended hereto as EXHIBIT B-1. Repayment of the Indebtedness and all other obligations of Borrower to Lender under the Loan Documents will be guaranteed by the Guarantor pursuant to the Guaranty in the form appended hereto as EXHIBIT C.

     4. TERM AND REPAYMENT. The Loan shall bear interest at the applicable Interest Rate and be paid as specified in the Line Note. If not sooner paid pursuant to the provisions hereof, the Line Note shall be paid in full on or before January 1, 2002 (the "Due Date").

          4.1 BORROWING PERIOD. During the Borrowing Period payments of interest only shall be due and payable monthly on the first day of each month commencing on the first day of the month following the date of this Agreement.

          4.2 REPAYMENT PERIOD. Commencing on the first day of the first month after the end of the Borrowing Period (i.e., July 1, 2000), for a period of eighteen (18) months (the "Repayment Period") Borrower shall make monthly payments of interest on the first day of each month and in addition thereto on each July 1 and January 1 thereafter prior to the Due Date (i.e., on July 1, 2000, January 1, 2001, and July 1, 2001), Borrower shall pay to Lender an amount equal to 25% of the principal balance outstanding on the Loan on June 30, 2000. Each principal and/or interest payment on the Loan shall constitute a Release Fee pursuant to the provisions of paragraph 7.1, below.

     5. Conditions to Loan. Satisfaction of or waiver by Lender of each of the following requirements shall be conditions precedent to the making of each
Advance:

          5.1 All of the Loan Documents in form and substance satisfactory to Lender shall have been duly executed by all parties thereto, with the signatures properly notarized and the instruments in proper form for filing or recordation, as required, and shall have been filed or recorded and/or delivered to Lender or Lender's agent, as appropriate.

          5.2 All representations and warranties contained herein shall be true and correct as of the day of closing and as of the day of making each and every Advance.

          5.3 Borrower, Guarantor and the Administrative Committee shall have executed and delivered such certificates and resolutions as are required by Lender.

          5.4 There shall be no Event of Default (as defined in Paragraph 12, below) then in existence.

          5.5 No other person, firm, or entity shall have or claim a security interest in the Stock acquired with the proceeds of the Loan as provided in this Agreement, to the extent not yet released as security for the Loan.

          5.6 All necessary UCC financing statements have been filed and Lender has obtained a properly perfected first and prior security interest in the Stock and other collateral identified in the Pledge Agreement securing same.

          5.7 Lender shall have received and approved such additional documents and assurances as Lender may reasonably require.

          5.8 Lender shall have received one or more attorney opinion letters from counsel for Borrower in the form appended hereto as EXHIBIT D and otherwise in form and substance satisfactory to Lender, addressed to Lender covering such matters relating to Borrower, the Plan, and the Stock as Lender in its discretion may require.

          5.9 There shall have been no material adverse change to the financial condition of Borrower or ILX, or ILX's operations or properties.

          5.10 The Plan remains in continuing compliance with all local, state, and federal laws, including, without limitation, the continued qualification under the provisions of Sections 401 ET SEQ. and 501 ET SEQ. of the Code and ERISA.

          5.11 Borrower hereby agrees to pay, and Borrower or Guarantor shall have paid to Lender, all Lender's reasonable out-of-pocket expenses including, without limitation, recording costs, filing fees and legal fees and disbursements of Lender's counsel, incurred by Lender in connection with the subject Loan, and the preparation of the initial Loan Documents (which legal expenses shall not exceed $5,000.00) and any amendment or modification thereof. Any unpaid reimbursements as provided in this paragraph may be deducted by Lender from any Advance.

          5.12 Borrower or Guarantor shall have paid Lender a one-time Facility Fee in the amount of $5,000.00.

          5.13 Borrower shall provide Lender a duly executed Request for Advance in the form appended hereto as EXHIBIT E.

          5.14  Lender  shall  have  received  the  duly  executed   Authorizing
     Resolution and Incumbency Certificate from Borrower, Guarantor and the Administrative Committee in the form appended hereto as EXHIBIT F.

          5.15 Lender shall have received the duly executed Irrevocable Power of Attorney and Stock Power from Borrower in the form appended hereto as EXHIBIT G-1.

          5.16 The Coverage Ratio resulting after giving effect to the Advance shall not be less than 1.25.

     6. ADVANCES. Subject to the terms, limitations, and conditions herein and in the Line Note, Lender agrees to advance funds to Borrower as follows:

          6.1 PROCEDURES FOR ADVANCES. Advances shall be made in a minimum amount of $50,000.00 (unless said minimum amount is waived by Lender). Borrower shall have provided Lender an executed Request for Advance at least five (5) days prior to the requested date of Advance. The initial and subsequent Advances shall be funded upon receipt by Lender of a written acknowledgment from the stock broker effecting the acquisition of the Stock that said stock broker has or will acquire the subject Stock, has in its possession a stock power with respect to same duly executed by Borrower, conveying the subject Stock to Lender, and that said stockbroker has and will hold such Stock (and all Stock purchased with the proceeds of the Loan and not subject to a partial release as hereinbefore provided) in an account in the name of Lender as custodian of the Stock held therein for the ILX Resorts Incorporated Employee Stock Ownership Plan and Trust.

          6.2 ENDORSEMENT OF NOTE. Upon making an Advance or receiving a repayment of principal or interest, Lender shall endorse the Line Note as appropriate or otherwise make such entries in its records as Lender may deem necessary or appropriate to indicate the amount outstanding. Lender shall provide Borrower a monthly statement reflecting the outstanding balance due on the Line Note. In the absence of manifest error, Lender's records shall be conclusive proof of the amount outstanding.

          6.3 FEES. The following fees will be deducted from the sums Advanced:

               6.3.1 FACILITY FEE. The $5,000.00 Facility Fee, to the extent not previously paid.

               6.3.2 LENDER'S EXPENSES. Any unpaid expenses of Lender pursuant to paragraph 5.11, above.

          6.4 FUNDING OF ADVANCE. Lender shall fund each Advance by wire transfer to the stockbroker acquiring the Stock pursuant to a written letter agreement by and between said stockholder and Lender referencing the terms set forth above in paragraph 6.1. By its execution hereof, Borrower acknowledges and agrees that any and all Stock purchased with the proceeds of the Loan shall be held by any such stockbroker in an account in the name of Lender as custodian of the Stock held therein for the ILX Resorts Incorporated Employee Stock Ownership Plan and Trust so as to perfect Lender's security interest in same by possession. Lender shall have no further responsibility or obligation with respect to the delivery or disbursement of funds.

     7. PLEDGE AGREEMENT. Borrower's obligations under this Agreement and the Line Note (as well as all other obligations of Borrower to Lender shall be secured, INTER ALIA, by a first, prior and only lien against (a) cash or cash equivalent collateral, if any, acceptable to Lender and provided by ILX to Lender in order to maintain the Coverage Ratio and (b) the Stock acquired by Borrower with the proceeds of the Loan pursuant to the Pledge Agreement in the form appended hereto, to the extent not released pursuant to paragraph 7.1 below.

          7.1 PARTIAL RELEASES. At the end of each Plan Year that the Loan is outstanding and a payment of principal and/or interest is made, at Borrower's request, Lender shall grant a partial release of share(s) of Stock pledged pursuant to the Pledge Agreement as follows: Lender shall release the number of shares equal to the number of Shares held immediately before the release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the principal and interest to be paid for all future Plan Years, based on the interest rate in effect at the end of the Plan Year.

          7.2 FINAL RELEASE. All Stock and any collateral provided by ILX shall be fully released from Lender's lien after the Borrowing Period upon payment in full of the Indebtedness.

     8.   REPRESENTATIONS   AND   WARRANTIES.   Borrower   makes  the  following
representations and warranties to Lender, each of which shall be deemed made again as of the date of each Advance:

          8.1 The Plan and Trust qualify under the provisions of Sections 401 ET SEQ. and 501 ET SEQ. of the Code and ERISA.

          8.2 Borrower has taken all action to permit Borrower to enter into this Agreement and any other agreement or transaction contemplated hereby, and repay the Loan. No officer or agent of Lender shall be required to make any inquiry concerning the validity of any transaction purported to be made by Borrower, and Lender may conclusively assume that every obligation, agreement, instrument or act or thing done and executed by such person purportedly on behalf of Borrower has been so executed or done in his official capacity as an agent of Borrower.

          8.3 Neither Borrower nor the Plan are subject to any disciplinary actions or proceedings by any governmental authority or trade organization.

          8.4 Borrower's execution, delivery and performance of this Agreement, the Loan Documents and the borrowings evidenced by the Line Note (a) will not violate any law, regulation, indenture, agreement or any other instrument to which Borrower is a party or by which Borrower or any of its property is governed or bound; and (b) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such law, regulation, indenture, agreement or other instrument, or result in the violation of any law or regulation or the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of this Agreement. Each of the Loan Documents, when executed and delivered to Lender, will constitute the legal, valid and binding obligations of respective signatories thereto in accordance with their terms.

          8.5 All financial data that have been given to Lender with respect to Borrower and/or ILX (a) are complete and correct in all material respects; and (b) accurately present the financial condition of Borrower in all material respects as of the date on which the same have been furnished. All balance sheets disclose all known liabilities, direct and contingent (as determined by GAAP), as of their respective dates. There has been no adverse change in the financial condition of Borrower since the date of the most recent of each such financial statement given to Lender other than changes in the ordinary course of business, none of which changes has been materially adverse.

          8.6 Neither the Borrower nor the Guarantor are a party to any agreement or instrument materially and adversely affecting its present or proposed business, properties or assets, operations or condition, financial or otherwise; and none is in material default in performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which it is a party.

          8.7 All other reports, papers, data and information given to Lender with respect to Borrower, the Plan, and the Guarantor are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the applicable subject matter.

          8.8 Borrower has properly and timely filed all required federal, state, county and municipal reports and submissions and has paid all required fees due governmental entities. Borrower knows of no basis for a material additional assessment of Borrower in respect of any such fees.

          8.9 There is not now pending against or affecting Borrower or the Guarantor, nor to their knowledge is there threatened any action, suit or proceeding at law or in equity or by or before any administrative agency which, if adversely determined, would materially impair or affect the financial condition or operation of Borrower or the Guarantor.

          8.10 No authorization, consent, approval, license, exemption, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or securities exchange, is or will be necessary to the validity of the rights created under this Agreement.

          8.11 This Agreement, the documents relating thereto and all aspects of the transactions contemplated therein do not violate any federal or state laws or regulations, including without limitation laws or regulations relating to usury.

          8.12 Borrower is not insolvent; has not made an assignment for the benefit of creditors; has not suspended business or commenced proceedings for dissolution or become insolvent; has not filed any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under bankruptcy, insolvency or receivership laws for the relief of debtors, instituted by or against it or consented thereto; does not have any judgment, writ or warrant of attachment, or similar process, entered or filed against it or any of its property or assets, which renders it insolvent or impairs its ability to continue doing business and which has remained unvacated, unbonded or unstayed for a period of 30 days; has not generally failed to pay its debts as they become due; has not taken any action, nor has any intention to take any action, which would constitute an "act of bankruptcy" under the Federal Bankruptcy Code or in contemplation thereof.

          8.13 The purpose of this transaction is exclusively for commercial or business purposes and the proceeds of each Advance will be used for the purpose of acquiring Stock as set forth in Borrower's Request for Advance.

          8.14 That the undersigned comprise each and every Trustee under the Plan.

     9. PROTECTIVE COVENANTS.

          9.1 So long as any of the Indebtedness remains unpaid, Borrower shall:

               9.1.1 Not terminate and shall comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including, without limitation, the Code and ERISA so as to remain qualified under Sections 401 ET SEQ. and 501 ET SEQ. of the Code and ERISA.

               9.1.2 Keep adequate records and books of account reflecting all financial transactions in conformity with (i) generally accepted accounting practices applied on a consistent basis, and (ii) all applicable requirements of any governmental agency or authority having jurisdiction over Borrower or any of its businesses.

               9.1.3 Borrower acknowledges that the placement of any additional liens upon the Stock acquired with the proceeds of the Loan and other collateral encumbered by Borrower's Pledge Agreement may impair the ability of Lender to obtain assurance that its security interest remains in a prior position. Accordingly and to facilitate the purposes of this Agreement and to avoid causing damage to Lender, Borrower agrees that it shall not create or suffer to be created any additional lien upon any of the Stock owned by Borrower and encumbered by the Pledge Agreement without Lender's prior written consent in its sole discretion.

               9.1.4 Borrower hereby subordinates any and all sums payable to Guarantor, or to Borrower's or Guarantor's officers, trustees, or any affiliates to repayment of the Indebtedness, and no such payments or distributions shall be made to any such officers, trustees, or affiliates if an Event of Default is outstanding and uncured.

               9.1.5 Upon the request of Lender, execute or cause the execution, acknowledgment and delivery of such further instruments (including, without limitation, declarations of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement or the other Loan Documents.

               9.1.6 Not take any action with respect to any of the security for the Loan held by Lender from time to time which is inconsistent with the provisions and the purpose of this Agreement or which would adversely affect the rights of Lender under the Loan Documents.

               9.1.7 Permit Lender and/or its representative(s) at Borrower's expense to review Borrower's books and records. Prior to an Event of Default, said review shall take place not more often than annually. Borrower or Guarantor shall reimburse Lender its reasonable and necessary out-of-pocket expenses incurred in connection with any such review (including, without limitation, travel and lodging) within ten
          (10) days of Lender's invoice therefor. Any such invoice not paid by Borrower in a timely fashion may be paid, at Lender's option, by an Advance.

               9.1.8 Not cause, suffer or permit the Coverage Ratio to be less than 1.25.

     10. FINANCIAL STATEMENTS, REPORTS AND TAX RETURNS.

          10.1 REPORTS AND FINANCIAL STATEMENTS. Borrower shall furnish to Lender the following-described complete and correct reports and financial statements accurately reflecting the performance and financial condition of

     Borrower. The reports and financial statements shall be in such detail, be in form and content and be prepared with such level of accounting control as Lender may require from time to time. Borrower shall give Lender prompt notification of any event which has, or the commencement of any litigation which if adversely determined would have, a material adverse effect on Borrower's or the Project's financial condition. The reports and financial statements to be provided include:

               10.1.1 Within forty-five (45) days after the end of each fiscal quarter, Borrower shall provide Lender quarterly statements of account as described in Section 11.15 of the Plan and an accounting of all Employer contributions certified true and accurate by Borrower.

               10.1.2 Within ninety (90) days after the end of each fiscal year, Borrower shall provide Lender audited annual statements of account and an accounting of all Employer contributions.

               10.1.3 Within ten (10) days after each required filing deadline, Borrower will furnish Lender with a copy of its executed and filed federal tax return or report and/or with a copy of any extension forms filed in lieu of the subject tax return or report.

               10.1.4  Such  other   information   and  reports  as  Lender  may
          reasonably request from time to time.

          10.2 AUDIT. Lender shall have the right to inspect and/or audit Borrower's books and records at Borrower's or Borrower's accountant's place of business during business hours. Borrower shall reimburse Lender's reasonable and necessary out-of-pocket expenses incurred in any such inspection or audit.

     11. CROSS-DEFAULT. Any Event of Default under this Loan or any other obligation from Borrower to Lender shall be deemed an Event of Default under any and/or all of the other loans or agreements by Borrower with Lender or its affiliates and any collateral under any or all of the above shall be deemed to be collateral for the others; provided, however, that the Stock purchased with the proceeds of the Loan shall not be deemed collateral for any other loan. Lender, at its option may exercise any of its rights and remedies under these agreements to cure a default under any of the agreements, including but not limited to retention, foreclosure or sale of any other collateral.

     12. DEFAULT.

          12.1 The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder, if any such breach or default is not cured within ten (10) days (twenty (20) days in the case of a non-monetary default) from Borrower's receipt of written notice:

               12.1.1 Default in the performance of any obligation by Borrower under the Indebtedness, the Line Note, the Pledge Agreement, other Loan Documents, or otherwise, whether or not such default is with respect to the payment of money or otherwise.

               12.1.2 Any material misrepresentation or warranty contained herein at any time proves to be false or misleading in any material respect.

               12.1.3 The levy of a material attachment, execution or other such process against Borrower's property or any of it and the failure by Borrower to obtain the discharge thereof or provide adequate bond acceptable to Lender as security therefor within 60 days.

               12.1.4 Default in the performance of any other obligation of Borrower to Lender under any other agreement between Borrower and Lender.

               12.1.5 Borrower's or Guarantor's entry into or granting of a general assignment for the benefit of its creditors, the voluntary or involuntary appointment of a receiver for all or substantially all of its assets, filing of bankruptcy (either voluntary or involuntary) or Borrower or Guarantor admits in writing its inability to make payments on its debts as they mature.

               12.1.6 The occurrence of any materially adverse change in the financial conditions or operations of Borrower or Guarantor.

               12.1.7 The occurrence of a material default in the performance of any other payment obligation of Borrower whether owed to Lender or any other person, firm, or entity.

               12.1.8 The termination of Borrower.

               12.1.9 Failure to maintain at all times a Coverage Ratio of not less than 1.25.

          12.2 Upon the occurrence of any Event of Default, Lender may, at its option:

               12.2.1 Declare all of the Indebtedness (including, without limitation, the Line Note) immediately due and payable;

               12.2.2 Commence foreclosure or otherwise enforce Lender's rights against any security then held by Lender for the Loan in such order as Lender may determine;

               12.2.3 Terminate Lender's agreement to make further Advances under this Agreement; and/or

               12.2.4 Offset any indebtedness from any amounts due Borrower under any other agreement between Borrower and Lender.

          12.3 MARSHALING. Borrower specifically waives, to the fullest extent permitted by law, any right to require marshaling of any of the assets encumbered to secure the Indebtedness and to direct the order in which such assets are sold.

          12.4 DISPOSITION OF PROCEEDS. Subject to the provisions of all applicable law, the net cash proceeds resulting from the sale or other disposition of all or any part of the security held by Lender shall be applied in the following order: (i) first, to the costs and expenses
     (including any trustee's and attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like; (ii) then to the satisfaction of the Indebtedness, with application to principal, interest, charges and expenses to be in such order and manner as determined by Lender in its sole discretion; and (iii) then to satisfaction of any remaining obligations of Borrower hereunder. Any surplus after such application shall be delivered to Borrower, and Borrower shall be liable for, and shall pay to Lender on demand, any deficiency remaining after such application.

          12.5 REMEDIES. The remedies provided for herein are cumulative and shall be in addition to any and all other rights or remedies provided for in this Agreement, or any other Loan Document including, without limitation, any banker's lien and right of offset. The exercise of any right or remedy by Lender hereunder shall not constitute a cure or waiver of any default in connection with the Loan nor invalidate any notice of default or act done pursuant to any such notice, nor prejudice Lender in the exercise of any of its other rights unless, in the exercise of the rights or remedies undertaken by Lender, Lender realizes all amounts owed to it in connection with the Loan.

     13. MISCELLANEOUS.

          13.1 WAIVER. No waiver by Lender of any default or breach by Borrower hereunder shall be implied from any omission by Lender to take, or any delay in taking, action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default expressly made the subject of the waiver and any such express waiver shall be operative only for the time and to the extent therein stated. Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act. Notwithstanding anything set forth herein to the contrary, if no notice of a default or waiver is required hereunder and none has been given, Lender shall not be deemed to have waived any rights which it may have hereunder until seven (7) days following receipt by it of written notice from Borrower alerting Lender to the fact that the time for exercising any right or remedy hereunder has elapsed without exercise thereof and such time for exercise shall automatically be extended to seven
     (7) days after such notice. If no action is taken by Lender within the seven (7) days following notice, said right shall conclusively be deemed to have been Waived by Lender. The intent of this section is to avoid unintentional waivers by Lender of any of its rights hereunder.

          13.2 NO DULY OF LENDER. Nothing in this Agreement or any other Loan Document shall impose or imply any duty or obligation whatsoever upon Lender to take any action with respect to any of the security held by Lender for the Loan or to preserve any rights of Borrower with respect to any of the security held by Lender for the Loan.

          13.3 AMENDMENT. This Agreement and the Loan Documents, and the terms of each of them, is the entire agreement between the parties and may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted.

          13.4 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to indemnify and hold harmless Lender, and Lender's officers, directors, shareholders, agents, attorneys and employees (collectively "Indemnitee"), from and against any and all liability, loss, damage, costs or expense, including court costs and reasonable attorneys' fees, that Indemnitee may hereafter suffer, incur, pay or lay out or in any manner be held liable for, by reason of any breach, default, misstatement or misrepresentation of any of the statements, warranties or representations of Borrower contained in this or any related agreement, or by reason of any breach or default by Borrower, or any of Borrower's employees, officers or agents, in the performance of any duties, covenants or obligations arising under this or any related agreement. In this connection, but without limitation, Borrower agrees to reimburse any Indemnitee promptly upon demand for any payments made or losses suffered by such person with respect to any liability, damage, loss or claim to which the foregoing indemnity relates.

          13.5 NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection herewith shall be in writing and directed to the parties at the respective addresses set forth below (or at such other addresses as a party hereto may designate in writing) and shall be tendered by personal delivery or by facsimile transmission or be deposited in the U.S. mail, registered or certified, return receipt requested. Such notice, if forwarded by mail, shall be deemed effective seventy-two (72) hours after deposited in the U.S. mail, or if personally delivered, upon delivery. A registered mail or certified mail receipt will be prima facie evidence of the giving of such notice and the date thereof. If such notice is personally served, such notice shall be effective upon delivery or if such notice is sent by facsimile transmission, such notice shall be effective upon the completion of the transmission of the same (so long as the sender retains evidence of the recipient's(s') receipt).

     If to Borrower: Patrick J. McGroder, III, Nancy J. Stone and James M. Myers
                     in their capacity as Trustees for the
                     The ILX Resorts Incorporated Employee Stock Ownership Plan and Trust
                     2111 East Highland Avenue, Suite 210
                     Phoenix, AZ 85016
                     Attention: Nancy J. Stone
                     Facsimile: 602-957-2290

     with a copy to: ILX Resorts Incorporated
                     2111 East Highland Avenue, Suite 210
                     Phoenix, AZ 85016
                     Attention: Joseph P. Martori
                     Facsimile: 602-957-2290

     If to Lender:   Litchfield Financial Corporation
                     13701 West Jewell Avenue, Suite 200
                     Lakewood, CO 80228
                     Attention: Wayne M. Greenholtz,
                                Senior Vice President
                     Facsimile: (303)985-5375

     with a copy to: Litchfield Financial Corporation
                     430 Main Street
                     Williamstown, MA 01267
                     Attention: Jim Shippee,
                                Senior Vice President
                     Facsimile: (413)458-1020

     and:            James E. Brown, Esq.
                     James E. Brown & Associates, P.C.
                     1350 Seventeenth Street, Suite 306
                     Denver, CO 80202
                     Facsimile: (303)825-2828

     Nothing herein contained shall be construed as preventing the parties hereto, respectively, from changing the place to which notice shall be addressed, but no such change shall be valid unless it is given in accordance with the terms of this paragraph.

          13.6 BINDING EFFECT; ASSIGNMENT. This Agreement may be assigned by Lender. Borrower may not assign its interest in, or obligations under, this Agreement except with the written consent of Lender, in its sole discretion. Subject to the foregoing, all of the terms, covenants, conditions, representations and warranties hereof shall inure to the benefit of, and be binding upon, the successors and assigns of Lender and Borrower.

          13.7 INTERPRETATION AND VENUE. Except as provided below, this Agreement shall be governed and interpreted under Colorado law. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and do not define or limit any terms or provisions. Time is of the essence in the performance of this Agreement by Borrower. The invalidity or unenforceability of any one or more provisions of this Agreement will in no way affect any other provision. Any action to enforce or construe this Agreement or any other Loan Document shall be brought exclusively in the District Court in and for Jefferson County, Colorado. Borrower hereby consents to the foregoing exclusive jurisdiction and venue. Provided, however, that nothing contained herein shall preclude Lender from bringing one or more actions to enforce its rights hereunder in the State of Arizona or any other state in which Borrower or Guarantor maintain offices or assets.

          13.8 PREPARATION OF AGREEMENT. The parties hereto acknowledge that this Agreement has been negotiated and prepared in an arms-length transaction and that both Lender and Borrower have negotiated all the terms contained herein. Accordingly, the parties agree that neither party shall be deemed to have drafted the Agreement and the Agreement shall not be interpreted against either party as the draftsman.

          13.9 OTHER ACTS AND DOCUMENTS. The parties agree to undertake such other acts and execute such other documents as may be reasonably necessary to effect the purpose and intent of this Agreement.

          13.10 MERGER. This Agreement represents the culmination of all prior negotiations, representations, and agreements between the parties with respect to the credit facility contemplated hereby. All such prior negotiations, representations, and agreements are merged herein.

     14. ADVICE OF COUNSEL. Each party acknowledges to the other that such party has been advised by legal counsel in connection with the negotiation and execution of this Agreement and that each party understands the terms and conditions contained herein and that each has entered into this Agreement voluntarily.

     15. JURY WAIVER. BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE OR LITIGATION ARISING HEREUNDER OR UNDER ANY RELATED DOCUMENT EXECUTED IN CONNECTION HEREWITH.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                    BORROWER:

                                    ILX RESORTS INCORPORATED
                                    EMPLOYEE STOCK OWNERSHIP PLAN
                                    AND TRUST

                                    By: /s/ Patrick J. McGroder, III
                                        ----------------------------------------
                                        Patrick J. McGroder, III, Trustee

                                    By: /s/ Nancy J. Stone
                                        ----------------------------------------
                                        Nancy J. Stone, Trustee

                                    By: /s/ James W. Myers
                                        ----------------------------------------
                                        James M. Myers, Trustee

                                    GUARANTOR:

                                    ILX RESORTS INCORPORATED,
                                    an Arizona corporation

                                    By: /s/ Joseph P. Martori, Chairman
                                        -------------------------------------
                                        Joseph P. Martori, Chairman of the Board

                                    LENDER:

                                    LITCHFIELD FINANCIAL CORPORATION,
                                    a Massachusetts corporation

                                    By: /s/ Wayne M. Greenholtz
                                        ----------------------------------------
                                        Wayne M. Greenholtz,
                                        Senior Vice President

                                LIST OF EXHIBITS


EXHIBIT A   Line Note
EXHIBIT B   Pledge Agreement
            EXHIBIT B-1   Pledge Agreement of Borrower
            EXHIBIT B-2   Pledge Agreement of ILX
EXHIBIT C   Guaranty
EXHIBIT D   Form of Attorney Opinion
EXHIBIT E   Request for Advance
EXHIBIT F   Authorizing Resolution and Incumbency Certificate
            EXHIBIT F-1   Borrower
            EXHIBIT F-2   ILX Resorts Incorporated
            EXHIBIT F-3   Administrative Committee
EXHIBIT G   Irrevocable Power of Attorney
            EXHIBIT G-1   Irrevocable Power of Attorney and
                          Stock Power of Borrower
            EXHIBIT G-2   Irrevocable Power of Attorney of ILX
EXHIBIT H   ILX/Litchfield Letter to Concord